Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 30, 2014, relating to the financial statements of G. Willi Food International Ltd. appearing in the Annual Report on Form 20-F of G. Willi Food International Ltd. for the year ended December 31, 2013.

/s/ Brightman Almagor Zohar & Co

Brightman Almagor Zohar & Co

Certified Public Accountants

A member firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel

October 7, 2014